Filed pursuant to Rule 433(d) - Registration Statement No. 333-132108

Nomura Asset Acceptance Corporation
Alternative Loan Trust,
Mortgage Pass-Through Certificates,
Series 2006-AF1
Issuing Entity

Group II, Group III, Group IV and Group V Certificates
(ARMs)

$279 million (+/- 10%)
(Approximate)

Free Writing Prospectus
May 10, 2006

Nomura Asset Acceptance Corporation
Depositor
Commission File Number: 333-132108

NAAC 2006-AF1	Free Writing Prospectus	May 10, 2006

TRANSACTION SUMMARY

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-AF1
Cut-off Date:	May 1, 2006
Closing Date:	On or about May 25, 2006
Investor Settlement Date:	On or about May 31, 2006
Depositor:	Nomura Asset Acceptance Corporation
Underwriter:	Nomura Securities International, Inc.
Sponsor:	Nomura Credit & Capital, Inc.
Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.
Servicer:	Initially, GMAC Mortgage Corporation

The Sponsor, as owner of the Mortgage Loans, to be sold to the trust, and described in this free writing prospectus will retain certain rights relating to the servicing of such Mortgage Loans, including the right to terminate and replace GMAC Mortgage Corporation at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
Credit Risk Manager:
Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the collateral pool expected to be used in connection with an offering of asset-backed securities and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

ANNEX A

MORTGAGE LOAN CHARACTERISTICS

The information contained in this section is with respect to the conventional, one- to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on residential real properties that we expect to include in the pool of mortgage loans in the trust fund (the “Mortgage Pool”). The Mortgage Pool will also include a loan group or loan groups containing fixed-rate mortgage loans, but since payments to be made to the Group II, Group III, Group IV and Group V Certificates will not be made from amounts received or advanced on such mortgage loans, such mortgage loans are not described in this free writing prospectus. All dollar amounts, percentages and other numerical information relating to the Mortgage Pool contained herein are subject to a permitted variance of plus or minus 10%. The Mortgage Loans have original terms to maturity of not greater than 30 years. The Mortgage Loans have been divided into four loan groups, designated as the “Group II Mortgage Loans”, the “Group III Mortgage Loans”, the “Group IV Mortgage Loans” and the “Group V Mortgage Loans”.

NAAC 2006-AF1 Deal Characteristics of the Mortgage Loans - ARMs

	GROUP II	GROUP III	GROUP IV	GROUP V	GROUPS II - V
Current Mortgage Rate*	6.670%	6.906%	6.659%	6.595%	6.804%
Current Net Mortgage Rate*	6.415%	6.644%	6.404%	6.340%	6.545%
Cut-off Date Mortgage Loan Principal Balance	$25,251,204.53	$171,381,470.49	$51,517,686.90	$30,901,909.80	$279,052,271.72
Cut-off Date Average Mortgage Loan Principal Balance	$327,937.72	$291,961.62	$525,690.68	$594,267.50	$342,816.06
Mortgage Loan Count	77	587	98	52	814
Original Term (months)*	360	360	360	360	360
Months Since Origination*	2	2	2	2	2
Stated Remaining Term (months)*	358	358	358	358	358
Mortgage Loans with Interest Only Terms	91.56%	92.01%	90.58%	97.57%	92.32%
Mortgage Loans with Prepay Penalty Terms	89.83%	66.12%	84.35%	82.25%	73.42%
Original Prepay Penalty Term (months)**	32	30	29	23	29
Remaining Prepay Penalty Term (months)**	30	28	27	21	27
Credit Score**	720	705	727	723	712
Original Loan-to-Value Ratio*	73.82%	76.65%	71.90%	72.50%	75.05%
Original Loan-to-Value Ratio Over 80% Without MI	0.00%	0.12%	0.00%	0.00%	0.07%
Documentation Type - Full / Alternative	18.91%	14.82%	10.11%	5.16%	13.25%
Loan Purpose - Purchase / Rate-Term	89.57%	73.27%	77.96%	50.79%	73.12%
Occupancy Type - Primary / Second Home	74.38%	82.86%	88.04%	94.59%	84.35%
Property Type - Single Family Residence / PUD	79.03%	79.75%	74.80%	68.42%	77.52%
California Concentration	65.78%	39.74%	77.42%	82.28%	53.77%
Months to Next Rate Adjustment*	34	58	82	118	67
First Periodic Rate Cap*	3.741%	5.611%	5.960%	5.913%	5.540%
Subsequent Periodic Rate Cap*	1.418%	1.732%	2.000%	2.000%	1.783%
Lifetime Rate Cap*	6.025%	5.646%	5.960%	5.913%	5.768%
Gross Margin*	3.136%	2.725%	2.338%	2.250%	2.638%
Net Margin*	2.881%	2.464%	2.083%	1.995%	2.379%
Minimum Mortgage Rate*	3.233%	2.887%	2.369%	2.279%	2.755%
Maximum Mortgage Rate*	12.695%	12.552%	12.619%	12.508%	12.572%
Conforming %	55.44%	72.23%	18.15%	23.10%	55.28%
* Weighted Average
** Non-zero Weighted Average

MORTGAGE PROGRAMS

GROUPS II-V

Program	Percentage by Aggregrate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate	Months to Next Rate Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
3/1 LIBOR	0.11	320,000.00	6.000	34	3.250	2.000	2.000	6.000
3/6 LIBOR	8.87	24,757,737.54	6.674	34	3.141	3.755	1.413	6.033
5/1 LIBOR	8.66	24,171,746.05	6.544	58	2.415	5.625	2.000	5.625
5/6 LIBOR	52.82	147,383,191.43	6.966	58	2.776	5.609	1.687	5.649
7/1 LIBOR	3.82	10,660,651.74	6.457	82	2.281	5.808	2.000	5.808
7/6 LIBOR	14.64	40,857,035.16	6.711	82	2.352	6.000	2.000	6.000
10/1 LIBOR	0.73	2,024,749.84	6.448	118	2.250	5.000	2.000	5.000
10/6 LIBOR	10.35	28,877,159.96	6.605	118	2.250	5.977	2.000	5.977
Total:	100.00	279,052,271.72	6.804	67	2.638	5.540	1.783	5.768

GROUP II

Program	Percentage by Aggregrate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate	Months to Next Rate Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
3/1 LIBOR	1.27	320,000.00	6.000	34	3.250	2.000	2.000	6.000
3/6 LIBOR	98.05	24,757,737.54	6.674	34	3.141	3.755	1.413	6.033
5/6 LIBOR	0.69	173,466.99	7.250	38	2.250	5.000	1.000	5.000
Total:	100.00	25,251,204.53	6.670	34	3.136	3.741	1.418	6.025

GROUP III

Program	Percentage by Aggregrate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate	Months to Next Rate Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
5/1 LIBOR	14.10	24,171,746.05	6.544	58	2.415	5.625	2.000	5.625
5/6 LIBOR	85.90	147,209,724.44	6.965	58	2.776	5.609	1.688	5.649
Total:	100.00	171,381,470.49	6.906	58	2.725	5.611	1.732	5.646

GROUP IV

Program	Percentage by Aggregrate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate	Months to Next Rate Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
7/1 LIBOR	20.69	10,660,651.74	6.457	82	2.281	5.808	2.000	5.808
7/6 LIBOR	79.31	40,857,035.16	6.711	82	2.352	6.000	2.000	6.000
Total:	100.00	51,517,686.90	6.659	82	2.338	5.960	2.000	5.960

GROUP V

Program	Percentage by Aggregrate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate	Months to Next Rate Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
10/1 LIBOR	6.55	2,024,749.84	6.448	118	2.250	5.000	2.000	5.000
10/6 LIBOR	93.45	28,877,159.96	6.605	118	2.250	5.977	2.000	5.977
Total:	100.00	30,901,909.80	6.595	118	2.250	5.913	2.000	5.913

Current Mortgage Rates of the Mortgage Loans

Current Mortgage Rates of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
4.251 - 4.500	3.06	0.00	0.00	0.00	0.28
4.501 - 4.750	0.00	0.00	1.30	0.00	0.24
4.751 - 5.000	1.41	0.00	0.00	0.00	0.13
5.251 - 5.500	3.99	0.44	0.00	0.00	0.63
5.501 - 5.750	2.28	1.04	0.60	0.00	0.96
5.751 - 6.000	3.30	2.91	1.88	10.34	3.58
6.001 - 6.250	4.10	8.19	13.28	6.91	8.62
6.251 - 6.500	15.37	12.51	18.29	24.15	15.13
6.501 - 6.750	19.52	16.34	24.25	25.68	19.12
6.751 - 7.000	20.37	19.45	24.42	29.62	21.58
7.001 - 7.250	5.39	14.11	15.97	0.87	12.20
7.251 - 7.500	21.21	18.09	0.00	2.43	13.30
7.501 - 7.750	0.00	6.93	0.00	0.00	4.26
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	4.375	5.375	4.750	5.875	4.375
Maximum	7.500	7.625	7.250	7.500	7.625
Weighted Average	6.670	6.906	6.659	6.595	6.804

Current Net Mortgage Rates of the Mortgage Loans

Current Net Mortgage Rates of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
4.001 - 4.250	3.06	0.00	0.00	0.00	0.28
4.251 - 4.500	0.00	0.00	1.30	0.00	0.24
4.501 - 4.750	1.41	0.00	0.00	0.00	0.13
5.001 - 5.250	3.99	0.44	0.00	0.00	0.63
5.251 - 5.500	2.28	1.04	0.60	0.00	0.96
5.501 - 5.750	3.30	2.91	1.88	10.34	3.58
5.751 - 6.000	4.10	8.19	13.28	6.91	8.62
6.001 - 6.250	15.37	12.80	18.29	24.15	15.30
6.251 - 6.500	19.52	16.64	24.25	25.68	19.30
6.501 - 6.750	20.37	19.41	24.42	29.62	21.55
6.751 - 7.000	5.39	14.16	15.97	0.87	12.23
7.001 - 7.250	21.21	17.97	0.00	2.43	13.23
7.251 - 7.500	0.00	6.45	0.00	0.00	3.96
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	4.120	5.120	4.495	5.620	4.120
Maximum	7.245	7.370	6.995	7.245	7.370
Weighted Average	6.415	6.644	6.404	6.340	6.545

Principal Balances of the Mortgage Loans at Origination

Principal Balances of the Mortgage Loans at Origination	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
25,000.01 - 50,000.00	0.00	0.03	0.00	0.00	0.02
50,000.01 - 75,000.00	0.00	0.22	0.14	0.00	0.16
75,000.01 - 100,000.00	0.00	1.26	0.00	0.00	0.77
100,000.01 - 125,000.00	2.23	2.00	1.33	0.00	1.67
125,000.01 - 150,000.00	3.36	3.60	0.82	0.00	2.67
150,000.01 - 175,000.00	3.92	3.04	0.64	0.00	2.34
175,000.01 - 200,000.00	4.42	5.11	1.09	0.58	3.80
200,000.01 - 225,000.00	5.90	5.64	0.79	0.69	4.22
225,000.01 - 250,000.00	2.77	7.50	0.00	2.24	5.10
250,000.01 - 275,000.00	8.30	7.53	1.52	0.87	5.75
275,000.01 - 350,000.00	10.79	18.56	2.38	3.11	13.16
350,000.01 - 450,000.00	17.12	18.29	10.61	11.89	16.06
450,000.01 - 550,000.00	15.96	8.35	18.23	16.07	11.72
550,000.01 - 650,000.00	4.74	6.63	17.44	17.95	9.71
650,000.01 - 750,000.00	5.73	3.26	16.33	9.37	6.57
750,000.01 - 850,000.00	3.06	3.29	9.13	7.74	4.84
850,000.01 - 950,000.00	0.00	2.64	3.48	6.05	2.93
Greater than or equal to 950,000.01	11.70	3.05	16.08	23.43	8.49
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	106,000.00	48,300.00	73,000.00	179,200.00	48,300.00
Maximum	1,000,000.00	1,300,000.00	1,500,000.00	1,891,500.00	1,891,500.00
Average	328,026.69	292,102.82	525,799.19	594,279.31	342,940.12

Cut-off Date Principal Balances of the Mortgage Loans

Cut-off Date Principal Balances of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
25,000.01 - 50,000.00	0.00	0.03	0.00	0.00	0.02
50,000.01 - 75,000.00	0.00	0.22	0.14	0.00	0.16
75,000.01 - 100,000.00	0.00	1.32	0.00	0.00	0.81
100,000.01 - 125,000.00	2.23	1.94	1.33	0.00	1.64
125,000.01 - 150,000.00	3.36	3.69	0.82	0.00	2.72
150,000.01 - 175,000.00	4.61	3.06	0.64	0.00	2.41
175,000.01 - 200,000.00	3.73	5.00	1.09	0.58	3.68
200,000.01 - 225,000.00	5.90	5.76	0.79	0.69	4.30
225,000.01 - 250,000.00	2.77	7.52	0.00	2.24	5.12
250,000.01 - 275,000.00	8.30	7.39	1.52	0.87	5.67
275,000.01 - 350,000.00	10.79	18.56	2.38	3.11	13.16
350,000.01 - 450,000.00	17.12	18.29	10.61	11.89	16.06
450,000.01 - 550,000.00	15.96	8.35	18.23	16.07	11.72
550,000.01 - 650,000.00	4.74	6.63	17.44	17.95	9.71
650,000.01 - 750,000.00	5.73	3.26	16.33	9.37	6.57
750,000.01 - 850,000.00	3.06	3.29	9.13	7.74	4.84
850,000.01 - 950,000.00	0.00	2.64	3.48	6.05	2.93
Greater than or equal to 950,000.01	11.70	3.05	16.08	23.43	8.49
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	106,000.00	48,300.00	73,000.00	179,200.00	48,300.00
Maximum	1,000,000.00	1,300,000.00	1,497,076.74	1,891,500.00	1,891,500.00
Average	327,937.72	291,961.62	525,690.68	594,267.50	342,816.06

Original Terms of the Mortgage Loans

Original Terms of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
360	100.00	100.00	100.00	100.00	100.00
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	360	360	360	360	360
Maximum	360	360	360	360	360
Weighted Average	360	360	360	360	360

Stated Remaining Terms of the Mortgage Loans

Stated Remaining Terms of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
300 - 339	0.69	0.00	0.00	0.00	0.06
Greater than or equal to 340	99.31	100.00	100.00	100.00	99.94
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	338	351	354	354	338
Maximum	359	360	359	359	360
Weighted Average	358	358	358	358	358

Months Since Origination of the Mortgage Loans

Months Since Origination of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
0	0.00	3.80	0.00	0.00	2.33
1	39.32	30.04	34.19	33.61	32.04
2	42.64	41.33	50.54	31.82	42.09
3	17.35	19.48	11.05	33.82	19.32
4 - 6	0.00	4.66	4.21	0.75	3.72
7 - 9	0.00	0.69	0.00	0.00	0.43
Greater than or equal to 13	0.69	0.00	0.00	0.00	0.06
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	1	0	1	1	0
Maximum	22	9	6	6	22
Weighted Average	2	2	2	2	2

Original Interest Only Terms of the Mortgage Loans

Original Interest Only Terms of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
0	8.44	7.99	9.42	2.43	7.68
36	11.36	0.00	0.00	0.00	1.03
60	8.42	13.28	0.00	0.00	8.92
84	0.00	0.00	3.20	0.00	0.59
120	71.77	78.73	87.38	97.57	81.79
Total:	100.00	100.00	100.00	100.00	100.00
Non-zero Minimum	36	60	84	120	36
Maximum	120	120	120	120	120
Non-zero Weighted Average	104	111	119	120	113

Original Prepay Penalty Terms of the Mortgage Loans

Original Prepay Penalty Terms of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
0	10.17	33.88	15.65	17.75	26.58
6	4.99	7.29	21.22	43.46	13.66
12	8.23	7.48	1.85	0.00	5.68
24	3.80	3.76	0.00	0.00	2.65
36	72.81	44.53	56.73	28.06	47.52
60	0.00	3.06	4.54	10.74	3.90
Total:	100.00	100.00	100.00	100.00	100.00
Non-zero Minimum	6	6	6	6	6
Maximum	36	60	60	60	60
Non-zero Weighted Average	32	30	29	23	29
Non-zero Weighted Average (Remaining Prepay Penalty Terms)	30	28	27	21	27

Credit Scores of the Mortgage Loans

Credit Scores of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
Not Available	0.00	0.60	0.00	0.00	0.37
601 - 620	0.00	0.38	1.07	0.00	0.43
621 - 640	0.82	5.82	3.62	0.87	4.41
641 - 660	5.25	10.78	0.50	0.00	7.19
661 - 680	16.31	16.39	7.54	3.73	13.35
681 - 700	11.21	15.84	18.28	30.74	17.52
701 - 720	19.35	14.23	13.48	14.13	14.55
721 - 740	15.16	13.05	13.73	11.89	13.24
741 - 760	8.71	9.87	17.81	23.74	12.77
761 - 780	16.46	8.71	13.86	11.02	10.61
781 - 800	6.73	2.95	6.32	2.90	3.91
Greater than or equal to 801	0.00	1.38	3.81	0.97	1.66
Total:	100.00	100.00	100.00	100.00	100.00
Non-zero Minimum	627	611	620	628	611
Maximum	792	816	815	803	816
Non-zero Weighted Average	720	705	727	723	712

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratios of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
Less than or equal to 50.00	0.00	2.38	7.96	0.97	3.04
50.01 - 55.00	3.06	1.18	0.00	0.00	1.00
55.01 - 60.00	2.93	1.81	5.24	4.32	2.82
60.01 - 65.00	5.77	4.70	11.70	25.60	8.40
65.01 - 70.00	38.17	15.57	15.83	5.47	16.55
70.01 - 75.00	6.63	8.33	9.57	19.44	9.64
75.01 - 80.00	39.70	56.35	48.55	43.32	51.96
80.01 - 85.00	0.00	0.82	0.00	0.00	0.51
85.01 - 90.00	0.00	3.32	0.39	0.87	2.21
90.01 - 95.00	3.17	3.36	0.00	0.00	2.35
95.01 - 100.00	0.58	2.16	0.76	0.00	1.52
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	55.00	17.14	25.10	26.09	17.14
Maximum	100.00	100.00	100.00	90.00	100.00
Weighted Average	73.82	76.65	71.90	72.50	75.05

Documentation Type of the Mortgage Loans

Documentation Type of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
Full (I-A)	17.73	11.68	7.12	2.73	10.40
Alternate	1.18	3.14	2.99	2.43	2.85
Reduced with VOA (A-SI)	17.23	48.77	73.28	74.61	53.30
Reduced with VOI (I-NA)	0.00	0.28	0.00	0.00	0.17
No Ratio (A-NI)	55.46	23.34	7.09	8.33	21.59
Stated/Stated with Vvoe	1.98	4.02	2.01	5.54	3.63
None (NI-NA)	6.42	8.77	7.51	6.35	8.06
Total:	100.00	100.00	100.00	100.00	100.00

Loan Purpose of the Mortgage Loans

Loan Purpose of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
Purchase	87.53	65.36	71.93	43.18	66.12
Refi-Cash Out	10.43	26.73	22.04	49.21	26.88
Refi-Rate/Term	2.04	7.91	6.03	7.61	7.00
Total:	100.00	100.00	100.00	100.00	100.00

Occupancy Status of the Mortgage Loans

Occupancy Status of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
Owner-Occupied	68.99	77.80	82.69	91.65	79.44
Investor	25.62	17.14	11.96	5.41	15.65
Second Home	5.39	5.05	5.36	2.94	4.91
Total:	100.00	100.00	100.00	100.00	100.00

Property Type of the Mortgage Loans

Property Type of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
PUD Attached	26.43	20.53	24.17	6.96	20.23
PUD Detached	2.05	7.03	0.00	0.00	4.50
Single Family Attached	0.00	0.25	0.00	0.00	0.15
Single Family Detached	50.55	51.95	50.63	61.47	52.63
Condo (Low Rise)	6.21	10.38	7.14	13.22	9.72
Condo (Hi Rise)	1.75	0.53	0.00	0.00	0.48
2-Family	8.88	4.44	10.56	9.34	6.52
3-Family	1.18	2.56	1.88	0.00	2.03
4-Family	2.95	2.34	5.62	9.01	3.74
Total:	100.00	100.00	100.00	100.00	100.00

Geographic Distribution of the Mortgage Loans

Geographic Distribution of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
California	65.78	39.74	77.42	82.28	53.77
Florida	7.48	15.21	6.88	3.15	11.64
Nevada	15.71	12.41	0.00	0.00	9.04
New York	1.03	6.78	1.09	0.00	4.45
Virginia	6.02	5.59	1.13	0.00	4.19
Maryland	0.43	4.09	0.00	4.68	3.07
Arizona	0.82	2.89	3.01	0.00	2.40
New Jersey	0.00	1.49	3.44	5.88	2.20
Hawaii	0.00	1.79	3.16	0.00	1.68
Georgia	0.00	2.00	0.42	0.00	1.31
Other	2.73	8.02	3.45	4.01	6.25
Total:	100.00	100.00	100.00	100.00	100.00

Months to Next Rate Adjustment Date of the Mortgage Loans

Months to Next Rate Adjustment Date of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
25 - 36	99.31	0.00	0.00	0.00	8.99
37 - 60	0.69	100.00	0.00	0.00	61.48
61 - 84	0.00	0.00	100.00	0.00	18.46
85 - 120	0.00	0.00	0.00	100.00	11.07
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	33	51	78	114	33
Maximum	38	60	83	119	119
Weighted Average	34	58	82	118	67

First Periodic Rate Caps of the Mortgage Loans

First Periodic Rate Caps of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
1.751 - 2.000	13.62	0.00	0.00	0.00	1.23
2.751 - 3.000	56.91	0.44	0.00	0.00	5.42
4.751 - 5.000	0.69	37.53	3.98	8.66	24.80
5.501 - 5.750	0.00	0.33	0.00	0.00	0.20
5.751 - 6.000	28.78	61.41	96.02	91.34	68.16
6.001 - 6.250	0.00	0.21	0.00	0.00	0.13
6.251 - 6.500	0.00	0.08	0.00	0.00	0.05
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	2.000	3.000	5.000	5.000	2.000
Maximum	6.000	6.375	6.000	6.000	6.375
Weighted Average	3.741	5.611	5.960	5.913	5.540

Subsequent Periodic Rate Caps of the Mortgage Loans

Subsequent Periodic Rate Caps of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
0.751 - 1.000	58.22	32.11	0.00	0.00	24.99
1.751 - 2.000	41.78	66.56	100.00	100.00	74.20
5.751 - 6.000	0.00	1.33	0.00	0.00	0.82
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	1.000	1.000	2.000	2.000	1.000
Maximum	2.000	6.000	2.000	2.000	6.000
Weighted Average	1.418	1.732	2.000	2.000	1.783

Lifetime Rate Caps of the Mortgage Loans

Lifetime Rate Caps of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
4.751 - 5.000	3.96	35.47	3.98	8.66	23.84
5.751 - 6.000	91.87	64.24	96.02	91.34	75.61
6.001 - 6.250	0.00	0.21	0.00	0.00	0.13
6.251 - 6.500	0.00	0.08	0.00	0.00	0.05
6.751 - 7.000	3.39	0.00	0.00	0.00	0.31
9.751 - 10.000	0.78	0.00	0.00	0.00	0.07
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	5.000	5.000	5.000	5.000	5.000
Maximum	10.000	6.375	6.000	6.000	10.000
Weighted Average	6.025	5.646	5.960	5.913	5.768

Gross Margins of the Mortgage Loans

Gross Margins of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
2.001 - 2.250	45.74	51.65	92.53	100.00	64.02
2.251 - 2.500	0.00	3.65	0.00	0.00	2.24
2.501 - 2.750	14.17	7.84	0.00	0.00	6.10
2.751 - 3.000	3.89	9.56	0.00	0.00	6.22
3.001 - 3.250	3.93	5.57	2.31	0.00	4.20
3.251 - 3.500	11.24	14.03	5.16	0.00	10.58
3.501 - 3.750	0.00	1.87	0.00	0.00	1.15
3.751 - 4.000	0.00	3.45	0.00	0.00	2.12
4.001 - 4.250	0.00	0.74	0.00	0.00	0.45
4.251 - 4.500	0.00	0.73	0.00	0.00	0.45
4.501 - 4.750	0.00	0.16	0.00	0.00	0.10
4.751 - 5.000	17.64	0.76	0.00	0.00	2.07
5.751 - 6.000	1.93	0.00	0.00	0.00	0.17
6.001 - 6.250	1.45	0.00	0.00	0.00	0.13
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	2.250	2.250	2.250	2.250	2.250
Maximum	6.250	5.000	3.500	2.250	6.250
Weighted Average	3.136	2.725	2.338	2.250	2.638

Minimum Mortgage Rates of the Mortgage Loans

Minimum Mortgage Rates of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
1.751 - 2.000	1.63	0.11	1.16	0.00	0.43
2.001 - 2.250	44.45	50.63	90.59	99.27	62.83
2.251 - 2.500	0.00	4.24	0.00	0.00	2.60
2.501 - 2.750	14.17	4.49	0.00	0.00	4.04
2.751 - 3.000	3.89	9.56	0.00	0.00	6.22
3.001 - 3.250	3.93	5.57	2.31	0.00	4.20
3.251 - 3.500	11.24	14.03	5.16	0.00	10.58
3.501 - 3.750	0.62	1.87	0.00	0.00	1.20
3.751 - 4.000	0.00	3.45	0.00	0.00	2.12
4.001 - 4.250	0.67	0.74	0.00	0.00	0.51
4.251 - 4.500	0.00	0.73	0.00	0.00	0.45
4.501 - 4.750	0.00	0.16	0.00	0.00	0.10
4.751 - 5.000	10.97	0.76	0.00	0.00	1.46
6.001 - 6.250	0.00	0.32	0.00	0.73	0.28
6.251 - 6.500	2.17	0.00	0.00	0.00	0.20
6.501 - 6.750	1.14	0.77	0.78	0.00	0.72
6.751 - 7.000	1.93	0.87	0.00	0.00	0.71
7.001 - 7.250	2.48	0.65	0.00	0.00	0.62
7.251 - 7.500	0.70	0.59	0.00	0.00	0.43
7.501 - 7.750	0.00	0.47	0.00	0.00	0.29
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	2.000	2.000	2.000	2.250	2.000
Maximum	7.500	7.625	6.625	6.250	7.625
Weighted Average	3.233	2.887	2.369	2.279	2.755

Maximum Mortgage Rates of the Mortgage Loans

Maximum Mortgage Rates of the Mortgage Loans	Group II Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance	Group IV Percentage by Aggregate Cut-off Date Principal Balance	Group V Percentage by Aggregate Cut-off Date Principal Balance	Group II-V Percentage by Aggregate Cut-off Date Principal Balance
10.251 - 10.500	3.06	0.00	0.00	0.00	0.28
10.501 - 10.750	0.00	0.22	1.90	0.00	0.49
10.751 - 11.000	1.41	1.25	0.00	0.75	0.98
11.001 - 11.250	0.82	4.04	3.02	1.33	3.26
11.251 - 11.500	4.84	3.96	0.14	5.00	3.45
11.501 - 11.750	2.28	4.05	0.22	0.69	2.81
11.751 - 12.000	3.30	7.79	1.88	9.58	6.49
12.001 - 12.250	3.97	11.59	10.27	6.45	10.09
12.251 - 12.500	16.13	16.77	18.15	19.15	17.23
12.501 - 12.750	18.75	14.75	24.03	24.99	17.96
12.751 - 13.000	18.43	13.49	24.42	29.62	17.74
13.001 - 13.250	3.24	6.66	15.97	0.00	7.33
13.251 - 13.500	19.60	10.31	0.00	2.43	8.38
13.501 - 13.750	0.00	5.10	0.00	0.00	3.13
13.751 - 14.000	1.93	0.00	0.00	0.00	0.17
14.001 - 14.250	1.45	0.00	0.00	0.00	0.13
16.501 - 16.750	0.78	0.00	0.00	0.00	0.07
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	10.375	10.750	10.750	10.875	10.375
Maximum	16.625	13.625	13.250	13.500	16.625
Weighted Average	12.695	12.552	12.619	12.508	12.572

ANNEX A (continued)

GROUP III MORTGAGE LOAN CHARACTERISTICS

If the term sheet provides for the Group III Mortgage Loans to be divided into the Group IIIN Mortgage Loans and the Group IIIC Mortgage Loans, each such loan group is expected to have the following additional characteristics as of the Statistical Cut-off Date, subject to a permitted variance of plus or minus 10% (the sum in any column may not equal the total indicated due to rounding):

NAAC 2006-AF1 Deal Characteristics of Group III - ARMs

	GROUP IIIN	GROUP IIIC	GROUP III
Current Mortgage Rate*	6.938%	6.894%	6.906%
Current Net Mortgage Rate*	6.683%	6.629%	6.644%
Cut-off Date Mortgage Loan Principal Balance	$47,592,515.51	$123,788,954.98	$171,381,470.49
Cut-off Date Average Mortgage Loan Principal Balance	$610,160.46	$243,200.30	$291,961.62
Mortgage Loan Count	78	509	587
Original Term (months)*	360	360	360
Months Since Origination*	2	2	2
Stated Remaining Term (months)*	358	358	358
Mortgage Loans with Interest Only Terms	93.54%	91.43%	92.01%
Mortgage Loans with Prepay Penalty Terms	63.61%	67.08%	66.12%
Original Prepay Penalty Term (months)**	30	31	30
Remaining Prepay Penalty Term (months)**	28	29	28
Credit Score**	704	705	705
Original Loan to Value Ratio*	74.10%	77.63%	76.65%
Original Loan to Value Ratio Over 80% Without MI	0.00%	0.16%	0.12%
Documentation Type - Full / Alternative	12.17%	15.84%	14.82%
Loan Purpose - Purchase / Rate-Term	71.01%	74.14%	73.27%
Occupancy Type - Primary / Second Home	91.00%	79.73%	82.86%
Property Type - Single Family Residence / PUD	91.57%	75.21%	79.75%
California Concentration	42.42%	38.71%	39.74%
Months to Next Rate Adjustment*	58	58	58
First Periodic Rate Cap*	5.549%	5.635%	5.611%
Subsequent Periodic Rate Cap*	1.642%	1.767%	1.732%
Lifetime Rate Cap*	5.603%	5.663%	5.646%
Gross Margin*	2.561%	2.789%	2.725%
Net Margin*	2.306%	2.525%	2.464%
Minimum Mortgage Rate*	2.648%	2.978%	2.887%
Maximum Mortgage Rate*	12.541%	12.556%	12.552%
Conforming %	0.00%	100.00%	72.23%
* Weighted Average
** Non-zero Weighted Average

MORTGAGE PROGRAMS

GROUP III

Program	Percentage by Aggregrate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate	Months to Next Rate Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
5/1 LIBOR	14.10	24,171,746.05	6.544	58	2.415	5.625	2.000	5.625
5/6 LIBOR	85.90	147,209,724.44	6.965	58	2.776	5.609	1.688	5.649
Total:	100.00	171,381,470.49	6.906	58	2.725	5.611	1.732	5.646

GROUP IIIN

Program	Percentage by Aggregrate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate	Months to Next Rate Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
5/1 LIBOR	12.29	5,849,775.00	6.544	58	2.329	5.526	2.000	5.526
5/6 LIBOR	87.71	41,742,740.51	6.994	58	2.593	5.553	1.592	5.614
Total:	100.00	47,592,515.51	6.938	58	2.561	5.549	1.642	5.603

GROUP IIIC

Program	Percentage by Aggregrate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate	Months to Next Rate Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
5/1 LIBOR	14.80	18,321,971.05	6.543	58	2.442	5.657	2.000	5.657
5/6 LIBOR	85.20	105,466,983.93	6.954	58	2.849	5.632	1.726	5.664
Total:	100.00	123,788,954.98	6.894	58	2.789	5.635	1.767	5.663

Current Mortgage Rates of the Mortgage Loans

Current Mortgage Rates of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
5.251 - 5.500	0.97	0.24	0.44
5.501 - 5.750	0.99	1.06	1.04
5.751 - 6.000	0.94	3.66	2.91
6.001 - 6.250	7.50	8.45	8.19
6.251 - 6.500	9.72	13.58	12.51
6.501 - 6.750	13.77	17.32	16.34
6.751 - 7.000	26.31	16.81	19.45
7.001 - 7.250	15.08	13.74	14.11
7.251 - 7.500	18.32	18.00	18.09
7.501 - 7.750	6.39	7.14	6.93
Total:	100.00	100.00	100.00
Minimum	5.375	5.500	5.375
Maximum	7.625	7.625	7.625
Weighted Average	6.938	6.894	6.906

Current Net Mortgage Rates of the Mortgage Loans

Current Net Mortgage Rates of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
5.001 - 5.250	0.97	0.24	0.44
5.251 - 5.500	0.99	1.06	1.04
5.501 - 5.750	0.94	3.66	2.91
5.751 - 6.000	7.50	8.45	8.19
6.001 - 6.250	9.72	13.98	12.80
6.251 - 6.500	13.77	17.74	16.64
6.501 - 6.750	26.31	16.76	19.41
6.751 - 7.000	15.08	13.80	14.16
7.001 - 7.250	18.32	17.84	17.97
7.251 - 7.500	6.39	6.47	6.45
Total:	100.00	100.00	100.00
Minimum	5.120	5.245	5.120
Maximum	7.370	7.370	7.370
Weighted Average	6.683	6.629	6.644

Principal Balances of the Mortgage Loans at Origination

Principal Balances of the Mortgage Loans at Origination	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
25,000.01 - 50,000.00	0.00	0.04	0.03
50,000.01 - 75,000.00	0.00	0.31	0.22
75,000.01 - 100,000.00	0.00	1.74	1.26
100,000.01 - 125,000.00	0.00	2.76	2.00
125,000.01 - 150,000.00	0.00	4.99	3.60
150,000.01 - 175,000.00	0.00	4.21	3.04
175,000.01 - 200,000.00	0.00	7.07	5.11
200,000.01 - 225,000.00	0.00	7.81	5.64
225,000.01 - 250,000.00	0.00	10.38	7.50
250,000.01 - 275,000.00	0.00	10.43	7.53
275,000.01 - 350,000.00	0.00	25.70	18.56
350,000.01 - 450,000.00	14.56	19.73	18.29
450,000.01 - 550,000.00	22.81	2.79	8.35
550,000.01 - 650,000.00	20.11	1.45	6.63
650,000.01 - 750,000.00	10.20	0.59	3.26
750,000.01 - 850,000.00	11.84	0.00	3.29
850,000.01 - 950,000.00	9.50	0.00	2.64
Greater than or equal to 950,000.01	10.97	0.00	3.05
Total:	100.00	100.00	100.00
Minimum	421,600.00	48,300.00	48,300.00
Maximum	1,300,000.00	735,000.00	1,300,000.00
Average	610,235.36	243,351.67	292,102.82

Cut-off Date Principal Balances of the Mortgage Loans

Cut-off Date Principal Balances of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
25,000.01 - 50,000.00	0.00	0.04	0.03
50,000.01 - 75,000.00	0.00	0.31	0.22
75,000.01 - 100,000.00	0.00	1.82	1.32
100,000.01 - 125,000.00	0.00	2.68	1.94
125,000.01 - 150,000.00	0.00	5.11	3.69
150,000.01 - 175,000.00	0.00	4.23	3.06
175,000.01 - 200,000.00	0.00	6.93	5.00
200,000.01 - 225,000.00	0.00	7.98	5.76
225,000.01 - 250,000.00	0.00	10.41	7.52
250,000.01 - 275,000.00	0.00	10.23	7.39
275,000.01 - 350,000.00	0.00	25.70	18.56
350,000.01 - 450,000.00	14.56	19.73	18.29
450,000.01 - 550,000.00	22.81	2.79	8.35
550,000.01 - 650,000.00	20.11	1.45	6.63
650,000.01 - 750,000.00	10.20	0.59	3.26
750,000.01 - 850,000.00	11.84	0.00	3.29
850,000.01 - 950,000.00	9.50	0.00	2.64
Greater than or equal to 950,000.01	10.97	0.00	3.05
Total:	100.00	100.00	100.00
Minimum	421,600.00	48,300.00	48,300.00
Maximum	1,300,000.00	735,000.00	1,300,000.00
Average	610,160.46	243,200.30	291,961.62

Original Terms of the Mortgage Loans

Original Terms of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
360	100.00	100.00	100.00
Total:	100.00	100.00	100.00
Minimum	360	360	360
Maximum	360	360	360
Weighted Average	360	360	360

Stated Remaining Terms of the Mortgage Loans

Stated Remaining Terms of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
Greater than or equal to 340	100.00	100.00	100.00
Total:	100.00	100.00	100.00
Minimum	355	351	351
Maximum	360	360	360
Weighted Average	358	358	358

Months Since Origination of the Mortgage Loans

Months Since Origination of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
0	1.76	4.58	3.80
1	33.58	28.68	30.04
2	39.20	42.14	41.33
3	20.66	19.02	19.48
4 - 6	4.79	4.61	4.66
7 - 9	0.00	0.96	0.69
Total:	100.00	100.00	100.00
Minimum	0	0	0
Maximum	5	9	9
Weighted Average	2	2	2

Original Interest Only Terms of the Mortgage Loans

Original Interest Only Terms of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
0	6.46	8.57	7.99
60	19.25	10.99	13.28
120	74.30	80.44	78.73
Total:	100.00	100.00	100.00
Non-zero Minimum	60	60	60
Maximum	120	120	120
Non-zero Weighted Average	108	113	111

Original Prepay Penalty Terms of the Mortgage Loans

Original Prepay Penalty Terms of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
0	36.39	32.92	33.88
6	11.55	5.66	7.29
12	4.52	8.62	7.48
24	4.64	3.42	3.76
36	37.69	47.16	44.53
60	5.22	2.22	3.06
Total:	100.00	100.00	100.00
Non-zero Minimum	6	6	6
Maximum	60	60	60
Non-zero Weighted Average	30	31	30
Non-zero Weighted Average (Remaining Prepay Penalty Terms)	28	29	28

Credit Scores of the Mortgage Loans

Credit Scores of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
Not Available	0.00	0.84	0.60
601 - 620	0.94	0.17	0.38
621 - 640	2.93	6.93	5.82
641 - 660	8.82	11.53	10.78
661 - 680	17.09	16.12	16.39
681 - 700	21.65	13.60	15.84
701 - 720	14.37	14.18	14.23
721 - 740	13.31	12.95	13.05
741 - 760	11.14	9.38	9.87
761 - 780	8.51	8.78	8.71
781 - 800	1.26	3.60	2.95
Greater than or equal to 801	0.00	1.91	1.38
Total:	100.00	100.00	100.00
Non-zero Minimum	620	611	611
Maximum	785	816	816
Non-zero Weighted Average	704	705	705

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratios of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
Less than or equal to 50.00	2.73	2.25	2.38
50.01 - 55.00	0.00	1.64	1.18
55.01 - 60.00	1.58	1.91	1.81
60.01 - 65.00	8.13	3.38	4.70
65.01 - 70.00	27.74	10.89	15.57
70.01 - 75.00	11.87	6.98	8.33
75.01 - 80.00	44.35	60.96	56.35
80.01 - 85.00	0.00	1.14	0.82
85.01 - 90.00	0.90	4.25	3.32
90.01 - 95.00	2.71	3.62	3.36
95.01 - 100.00	0.00	2.99	2.16
Total:	100.00	100.00	100.00
Minimum	41.94	17.14	17.14
Maximum	95.00	100.00	100.00
Weighted Average	74.10	77.63	76.65

Documentation Type of the Mortgage Loans

Documentation Type of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
Full (I-A)	7.02	13.48	11.68
Alternate	5.15	2.36	3.14
Reduced with VOA (A-SI)	60.90	44.10	48.77
Reduced with VOI (I-NA)	0.00	0.39	0.28
No Ratio (A-NI)	18.55	25.18	23.34
Stated/Stated with Vvoe	2.66	4.54	4.02
None (NI-NA)	5.72	9.94	8.77
Total:	100.00	100.00	100.00

Loan Purpose of the Mortgage Loans

Loan Purpose of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
Purchase	57.86	68.24	65.36
Refi-Cash Out	28.99	25.86	26.73
Refi-Rate/Term	13.15	5.90	7.91
Total:	100.00	100.00	100.00

Occupancy Status of the Mortgage Loans

Occupancy Status of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
Owner-Occupied	83.76	75.51	77.80
Investor	9.00	20.27	17.14
Second Home	7.24	4.21	5.05
Total:	100.00	100.00	100.00

Property Type of the Mortgage Loans

Property Type of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
PUD Attached	28.37	17.52	20.53
PUD Detached	10.29	5.77	7.03
Single Family Attached	0.00	0.34	0.25
Single Family Detached	52.91	51.58	51.95
Condo (Low Rise)	5.16	12.38	10.38
Condo (Hi Rise)	0.96	0.36	0.53
2-Family	2.31	5.26	4.44
3-Family	0.00	3.54	2.56
4-Family	0.00	3.24	2.34
Total:	100.00	100.00	100.00

Geographic Distribution of the Mortgage Loans

Geographic Distribution of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
California	42.42	38.71	39.74
Florida	12.15	16.39	15.21
Nevada	12.80	12.26	12.41
New York	3.89	7.89	6.78
Virginia	9.87	3.94	5.59
Maryland	3.38	4.35	4.09
Arizona	3.07	2.82	2.89
Georgia	0.00	2.77	2.00
Hawaii	3.68	1.06	1.79
New Jersey	0.00	2.06	1.49
Other	8.74	7.74	8.02
Total:	100.00	100.00	100.00

Months to Next Rate Adjustment Date of the Mortgage Loans

Months to Next Rate Adjustment Date of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
37 - 60	100.00	100.00	100.00
Total:	100.00	100.00	100.00
Minimum	55	51	51
Maximum	60	60	60
Weighted Average	58	58	58

First Periodic Rate Caps of the Mortgage Loans

First Periodic Rate Caps of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
2.751 - 3.000	1.58	0.00	0.44
4.751 - 5.000	40.03	36.57	37.53
5.501 - 5.750	1.20	0.00	0.33
5.751 - 6.000	57.20	63.03	61.41
6.001 - 6.250	0.00	0.29	0.21
6.251 - 6.500	0.00	0.12	0.08
Total:	100.00	100.00	100.00
Minimum	3.000	5.000	3.000
Maximum	6.000	6.375	6.375
Weighted Average	5.549	5.635	5.611

Subsequent Periodic Rate Caps of the Mortgage Loans

Subsequent Periodic Rate Caps of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
0.751 - 1.000	35.78	30.70	32.11
1.751 - 2.000	64.22	67.46	66.56
5.751 - 6.000	0.00	1.84	1.33
Total:	100.00	100.00	100.00
Minimum	1.000	1.000	1.000
Maximum	2.000	6.000	6.000
Weighted Average	1.642	1.767	1.732

Lifetime Rate Caps of the Mortgage Loans

Lifetime Rate Caps of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
4.751 - 5.000	39.71	33.84	35.47
5.751 - 6.000	60.29	65.75	64.24
6.001 - 6.250	0.00	0.29	0.21
6.251 - 6.500	0.00	0.12	0.08
Total:	100.00	100.00	100.00
Minimum	5.000	5.000	5.000
Maximum	6.000	6.375	6.375
Weighted Average	5.603	5.663	5.646

Gross Margins of the Mortgage Loans

Gross Margins of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
2.001 - 2.250	64.39	46.75	51.65
2.251 - 2.500	4.30	3.40	3.65
2.501 - 2.750	5.74	8.65	7.84
2.751 - 3.000	7.68	10.28	9.56
3.001 - 3.250	6.01	5.40	5.57
3.251 - 3.500	5.85	17.17	14.03
3.501 - 3.750	3.16	1.37	1.87
3.751 - 4.000	2.87	3.67	3.45
4.001 - 4.250	0.00	1.02	0.74
4.251 - 4.500	0.00	1.01	0.73
4.501 - 4.750	0.00	0.22	0.16
4.751 - 5.000	0.00	1.06	0.76
Total:	100.00	100.00	100.00
Minimum	2.250	2.250	2.250
Maximum	4.000	5.000	5.000
Weighted Average	2.561	2.789	2.725

Minimum Mortgage Rates of the Mortgage Loans

Minimum Mortgage Rates of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
1.751 - 2.000	0.00	0.15	0.11
2.001 - 2.250	63.50	45.68	50.63
2.251 - 2.500	5.19	3.87	4.24
2.501 - 2.750	3.69	4.80	4.49
2.751 - 3.000	7.68	10.28	9.56
3.001 - 3.250	6.01	5.40	5.57
3.251 - 3.500	5.85	17.17	14.03
3.501 - 3.750	3.16	1.37	1.87
3.751 - 4.000	2.87	3.67	3.45
4.001 - 4.250	0.00	1.02	0.74
4.251 - 4.500	0.00	1.01	0.73
4.501 - 4.750	0.00	0.22	0.16
4.751 - 5.000	0.00	1.06	0.76
6.001 - 6.250	0.00	0.45	0.32
6.501 - 6.750	1.01	0.68	0.77
6.751 - 7.000	0.00	1.20	0.87
7.001 - 7.250	1.05	0.49	0.65
7.251 - 7.500	0.00	0.82	0.59
7.501 - 7.750	0.00	0.65	0.47
Total:	100.00	100.00	100.00
Minimum	2.250	2.000	2.000
Maximum	7.125	7.625	7.625
Weighted Average	2.648	2.978	2.887

Maximum Mortgage Rates of the Mortgage Loans

Maximum Mortgage Rates of the Mortgage Loans	Group IIIN Percentage by Aggregate Cut-off Date Principal Balance	Group IIIC Percentage by Aggregate Cut-off Date Principal Balance	Group III Percentage by Aggregate Cut-off Date Principal Balance
10.501 - 10.750	0.00	0.31	0.22
10.751 - 11.000	0.94	1.38	1.25
11.001 - 11.250	5.21	3.60	4.04
11.251 - 11.500	5.37	3.41	3.96
11.501 - 11.750	4.30	3.95	4.05
11.751 - 12.000	7.19	8.03	7.79
12.001 - 12.250	11.14	11.77	11.59
12.251 - 12.500	12.80	18.29	16.77
12.501 - 12.750	12.78	15.51	14.75
12.751 - 13.000	19.12	11.33	13.49
13.001 - 13.250	6.23	6.83	6.66
13.251 - 13.500	10.83	10.11	10.31
13.501 - 13.750	4.07	5.49	5.10
Total:	100.00	100.00	100.00
Minimum	11.000	10.750	10.750
Maximum	13.625	13.625	13.625
Weighted Average	12.541	12.556	12.552

Contacts
ARMs DESK
Contact	Phone	Fax	Email
Brett Marvin	212-667-1888	646-587-1888	bmarvin@us.nomura.com
Managing Director

Brian Murphy	212-667-1888	646-587-8960	brmurphy@us.nomura.com
Director
STRUCTURING
Contact	Phone	Fax	Email
Brian Lin	212-667-1888	646-587-9118	brianlin@us.nomura.com
Director
COLLATERAL
Contact	Phone	Fax	Email
Su Kim	212-667-1888	646-587-8910	skim@us.nomura.com
Assistant Vice President
TRANSACTION MANAGEMENT
Contact	Phone	Fax	Email
John Graham	212-667-2376	646-587-9592	jgraham@us.nomura.com
Managing Director

Jeane Leschak Vice President	212-667-2316	646-587-9212	jleschak@us.nomura.com

Kara Stairiker	212-667-9701	646-587-9701	kstairiker@us.nomura.com